United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2019
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 312-782-5800
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on July 1, 2019, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated March 18, 2019, among Jones Lang LaSalle Incorporated (“JLL”), HFF, Inc. (“HFF”), JLL CM, Inc. and JLL CMG, LLC, the merger and the subsequent merger contemplated thereunder were completed.

Under the Merger Agreement, JLL agreed to include Deborah McAneny, previously a member of the HFF board of directors, on the board of directors of JLL (the “JLL Board”). On July 2, 2019, Deborah McAneny was appointed as a member of the JLL Board effective as of July 2, 2019. Ms. McAneny was also appointed to serve as a member of the Nominating and Governance Committee and the Compensation Committee of the JLL Board. Ms. McAneny will serve as a member of the JLL Board until JLL’s 2020 Annual Meeting of Shareholders or until her successor is elected and shall qualify or until her earlier death, resignation, disqualification or removal.

Also on July 2, 2019, Siddharth N. “Bobby” Mehta was appointed as a member of the JLL Board effective as of July 2, 2019. Mr. Mehta was also appointed to serve as a member of the Nominating and Governance Committee and the Audit Committee of the JLL Board. Mr. Mehta will serve as a member of the JLL Board until JLL’s 2020 Annual Meeting of Shareholders or until his successor is elected and shall qualify or until his earlier death, resignation, disqualification or removal.

As a non-executive director, each of Ms. McAneny and Mr. Mehta will receive compensation in the same manner as JLL’s other non-executive directors, as previously disclosed under “Corporate Governance Principles and Board Matters-Non-Executive Director Compensation” in JLL’s Proxy Statement for its 2019 Annual Meeting of Shareholders, filed with the SEC on April 18, 2019, which description is incorporated herein by reference. There are no transactions involving Ms. McAneny or Mr. Mehta or any of her or his immediate family members, or in which Ms. McAneny or Mr. Mehta or any of her or his immediate family members have an interest, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

The information set forth in Item 7.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by JLL on July 2, 2019 announcing the appointment of each of Ms. McAneny and Mr. Mehta as a member of the JLL Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit Number	Description
99.1	Press Release issued by JLL on July 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2019
Jones Lang LaSalle Incorporated

By: /s/ Alan K. Tse
Name: Alan K. Tse
Title: Global Chief Legal Officer